Exhibit 99.1

2Q 2026

SmartFinancial Announces Results for the Second Quarter 2026

Regular Quarterly Cash Dividend

KNOXVILLE, TN – July 20, 2026 – SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $16.3 million, or $0.96 per diluted common share, for the second quarter of 2026, compared to net income of $11.7 million, or $0.69 per diluted common share, for the second quarter of 2025, and compared to prior quarter net income of $13.7 million, or $0.81 per diluted common share.

Highlights for the Second Quarter of 2026

●	Operating earnings[1] of $16.3 million, or $0.96 per diluted common share
●	Net organic loan and lease growth of $165 million representing 15% annualized quarter-over-quarter increase
●	Surpassed $6 billion in total assets during the quarter
●	Core deposit[2] growth of $83 million representing 6% annualized quarter-over-quarter increase
●	Quarter-over-quarter tangible book value per common share[1] growth of 13% annualized
●	Recertified as a Great Place to Work by over 97% of SmartBank Associates

Billy Carroll, President & CEO, stated: “Our second quarter results reflect steady progress in the execution of our strategy. During the quarter, we generated approximately 15% annualized loan growth and expanded our net interest margin to 3.52%, while maintaining excellent asset quality. Diluted earnings per share increased to $0.96, an improvement of $0.15 from the first quarter, and tangible book value per common share grew quarter over quarter by 13% annualized. We also generated positive operating leverage as revenue growth outpaced expense growth during the quarter. Pipelines across the Company remain healthy, and we believe the disruption created by ongoing consolidation and operational challenges at certain competitors continues to create meaningful opportunities to deepen relationships and gain market share. While we recognize there is still work to do, our strong momentum gives us confidence in the long-term trajectory of the Company and our ability to continue creating value for shareholders. I want to thank our associates for their hard work and commitment to our clients, which continue to drive our performance and position the Company for future growth.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The momentum we continue to build across SmartBank, reflects the strength of our franchise and the commitment of our associates. Being recertified as a Great Place to Work by more than 97% of our associates is particularly meaningful because it speaks to the culture that has been foundational to our success. The results achieved this quarter reflect the disciplined execution of our associates across the Company and the benefits of the investments we have made in our markets, people, and operating platform. I want to thank our associates for the exceptional work they do every day to serve our clients and create long-term value for our shareholders. As we look ahead, we remain excited about the opportunities and confident in our ability to capitalize on them.”

Net Interest Income and Net Interest Margin

Net interest income was $48.1 million for the second quarter of 2026, compared to $45.9 million for the prior quarter.  Average earning assets totaled $5.52 billion, an increase of $131.7 million from the prior quarter. The balances of average earning assets increased quarter-over-quarter, primarily from an increase in average loans and leases of $176.3 million and average securities of $9.7 million, offset by a decrease in average federal funds sold and other earning assets of $54.3 million.  Average interest-bearing liabilities increased by $153.3 million from the prior quarter, primarily attributable to an increase in average interest-bearing deposits of $115.5 million and borrowings of $37.7 million.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

2 Core deposits include all deposits less brokered and one-way buy Certificate of Deposit Account Registry Service (“CDARS”) deposits.

The tax equivalent net interest margin was 3.52% for the second quarter of 2026, up from 3.48% for the prior quarter. This increase is primarily related to the increase in asset yields, outpacing the increase in liability costs. The yield on loans and leases, excluding loan fees, fully taxable equivalent (“FTE”) was 5.95% for the second quarter of 2026, compared to 5.93% for the prior quarter.

The cost of total deposits for the second quarter of 2026 was 2.15%, compared to 2.12% in the prior quarter. The cost of interest-bearing liabilities was 2.74% for the second quarter of 2026, compared to 2.72% in the prior quarter. The cost of average interest-bearing deposits was 2.62% for the second quarter of 2026, compared to 2.60% for the prior quarter, an increase of 2 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Jun	Mar	Increase
Selected Interest Rates and Yields	2026	2026	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.95%	5.93%	0.02%
Yield on loans and leases, FTE	6.07%	6.02%	0.05%
Yield on earning assets, FTE	5.70%	5.62%	0.08%
Cost of interest-bearing deposits	2.62%	2.60%	0.02%
Cost of total deposits	2.15%	2.12%	0.03%
Cost of interest-bearing liabilities	2.74%	2.72%	0.02%
Net interest margin, FTE	3.52%	3.48%	0.04%

Allowance for Credit Losses on Loans and Leases and Credit Quality

At June 30, 2026, the allowance for credit losses was $45.3 million. The allowance for credit losses to total loans and leases was 0.97% as of June 30, 2026, and March 31, 2026.  During the first quarter of 2026, SmartBank updated its ACL loss model by adopting a discounted cash flow methodology, refining key assumptions and qualitative factors, and enhancing its use of macroeconomic drivers. These changes contributed to a higher provision for credit losses during the first quarter.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Allowance for Credit Losses on Loans and Leases Rollforward	2026	2026	(Decrease)
Beginning balance	$43,950	$40,906	$3,044
Charge-offs	(658)	(229)	(429)
Recoveries	105	60	45
Net charge-offs	(553)	(169)	(384)
Provision for credit losses (1)	1,855	3,213	(1,358)
Ending balance	$45,252	$43,950	$1,302

Allowance for credit losses to total loans and leases	0.97%	0.97%	-%

(1)	The current quarter-ended and prior quarter-ended provision excludes an unfunded commitments release of $392 thousand and a provision of $926 thousand, respectively. At June 30, 2026, and March 31, 2026, the unfunded commitment liability totaled $4.1 million and $4.5 million, respectively.

Nonperforming loans and leases as a percentage of total loans and leases was 0.25% as of June 30, 2026, and 0.27% as of March 31, 2026.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.23% as of June 30, 2026, and 0.25% as of March 31, 2026.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Credit Quality	2026	2026	(Decrease)
Nonaccrual loans and leases	$11,474	$12,257	$(783)
Loans and leases past due 90 days or more and still accruing	-	-	-
Total nonperforming loans and leases	11,474	12,257	(783)
Other real estate owned	-	-	-
Other repossessed assets	2,754	2,798	(44)
Total nonperforming assets	$14,228	$15,055	$(827)

Nonperforming loans and leases to total loans and leases	0.25%	0.27%	(0.02)%
Nonperforming assets to total assets	0.23%	0.25%	(0.02)%

Noninterest Income

Noninterest income decreased slightly, by $55 thousand to $7.9 million for the second quarter of 2026, compared to $7.9 million for the prior quarter.  The second quarter decrease was primarily attributable to lower capital markets’ income included in other noninterest income, offset by increases in interchange and debit card transaction fees and mortgage banking income.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Income	2026	2026	(Decrease)
Service charges on deposit accounts	$1,881	$1,853	$28
Gain on sale of securities, net	54	1	53
Mortgage banking income	916	760	156
Investment services	1,724	1,796	(72)
Interchange and debit card transaction fees	1,676	1,418	258
Other	1,635	2,113	(478)
Total noninterest income	$7,886	$7,941	$(55)

Noninterest Expense

Noninterest expense increased $1.0 million to $34.0 million for the second quarter of 2026, compared to $32.9 million for the prior quarter. The second quarter increase was primarily attributable to increases in salaries and employee benefits, FDIC insurance, data processing and technology and professional services, offset by a decrease in other expense.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Expense	2026	2026	(Decrease)
Salaries and employee benefits	$21,015	$20,414	$601
Occupancy and equipment	3,351	3,344	7
FDIC insurance	920	750	170
Other real estate and loan related expenses	806	792	14
Advertising and marketing	408	387	21
Data processing and technology	2,683	2,436	247
Professional services	1,366	1,193	173
Amortization of intangibles	454	457	(3)
Other	2,952	3,142	(190)
Total noninterest expense	$33,955	$32,915	$1,040

Income Tax Expense

Income tax expense was $4.2 million for the second quarter of 2026, compared with $3.1 million for the prior quarter. The $1.1 million increase was primarily driven by a higher projected annual effective tax rate resulting from increased forecasted taxable income relative to non-taxable income.

Balance Sheet Trends

Total assets at June 30, 2026, were $6.12 billion compared to $5.86 billion at December 31, 2025.  The $254.5 million increase was primarily attributable to increases in loans and leases of $319.4 million, securities of $17.9 million, premises and equipment of $4.9 million, and bank owned life insurance of $1.8 million, offset by decreases in cash and cash equivalents of $85.0 million and loans held for sale of $1.2 million, as well as an increase in the allowance for credit losses of $4.3 million.

Total liabilities were $5.54 billion at June 30, 2026, compared to $5.31 billion at December 31, 2025, an increase of $230.1 million.  Total deposits increased $232.8 million, which was driven primarily by increases in money market and savings deposits of $181.2 million, interest-bearing demand deposits of $76.4 million, and time deposits of $116.3 million, offset by a decline in noninterest-bearing demand deposits of $141.0 million. In addition, borrowings decreased by $2.4 million and other liabilities decreased by $434 thousand.

Shareholders' equity at June 30, 2026, totaled $576.9 million, an increase of $24.4 million, from December 31, 2025. The increase in shareholders' equity was primarily driven by net income of $30.0 million for the six months ending June 30, 2026, offset by an increase of $3.6 million in accumulated other comprehensive loss and dividends paid of $2.9 million.  Tangible book value per common share1 was $28.22 at June 30, 2026, compared to $26.85 at December 31, 2025.  Tangible common equity1 as a percentage of tangible assets1 was 8.01% at June 30, 2026, compared with 7.93% at December 31, 2025.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Jun	Dec	Increase
Selected Balance Sheet Information	2026	2025	(Decrease)
Total assets	$6,115,306	$5,860,810	$254,496
Total liabilities	5,538,382	5,308,318	230,064
Total equity	576,924	552,492	24,432
Securities	679,913	662,003	17,910
Loans and leases	4,682,935	4,363,582	319,353
Deposits	5,385,550	5,152,789	232,761

Board of Directors Declares Dividend

On July 16, 2026, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.09 per share of SmartFinancial common stock payable on August 17, 2026, to shareholders of record as of the close of business on July 31, 2026.

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2026 on Monday, July 20, 2026, and will host a conference call on Tuesday, July 21, 2026, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 461-5787 and enter the Meeting ID: 208 155 555.  A link to a replay of the conference call will be available on the Company’s webpage through July 21, 2027. Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida and loan production offices in Tennessee and Georgia.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(1) Operating earnings	(11) Operating return on average assets
(2) Operating revenue	(12) Operating PPNR return on average assets
(3) Operating noninterest income	(13) Operating return on average shareholders’ equity
(4) Operating noninterest expense	(14) Return on average tangible common equity
(5) Operating pre-provision net revenue (“PPNR”) earnings	(15) Operating return on average tangible common equity
(6) Tangible common equity	(16) Operating noninterest income/average assets
(7) Average tangible common equity	(17) Operating noninterest expense/average assets
(8) Tangible book value per common share	(18) Tangible common equity to tangible assets
(9) Tangible assets	(19) Operating earnings per common share
(10) Operating efficiency ratio

A detailed reconciliation and definition of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our disposition, merger and acquisition activity, including risks associated with our pursuit of future acquisitions or sales;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the current administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts;
(20)	the impact of government actions or inactions, including a prolonged shutdown of the federal government; and
(21)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2026	2026	2025	2025	2025
Assets:
Cash and cash equivalents	$379,387	$346,071	$464,417	$557,127	$365,096
Securities available-for-sale, at fair value	560,065	552,083	539,882	511,095	502,150
Securities held-to-maturity, at amortized cost	119,848	120,968	122,121	123,364	124,520
Other investments	17,529	16,597	16,441	14,888	14,713
Loans held for sale	9,628	7,277	10,865	9,855	5,484
Loans and leases	4,682,935	4,518,391	4,363,582	4,222,369	4,124,062
Less: Allowance for credit losses	(45,252)	(43,950)	(40,906)	(39,074)	(39,776)
Loans and leases, net	4,637,683	4,474,441	4,322,676	4,183,295	4,084,286
Premises and equipment, net	93,314	93,360	88,387	89,250	90,204
Other real estate owned	—	—	—	—	144
Goodwill and other intangibles, net	94,417	94,871	95,328	95,807	103,588
Bank owned life insurance	121,353	120,438	119,525	118,610	117,697
Other assets	82,082	81,579	81,168	81,692	82,981
Total assets	$6,115,306	$5,907,685	$5,860,810	$5,784,983	$5,490,863
Liabilities:
Deposits:
Noninterest-bearing demand	$921,876	$951,366	$1,062,918	$931,477	$906,965
Interest-bearing demand	1,022,074	954,292	945,716	929,454	843,820
Money market and savings	2,454,805	2,455,945	2,273,612	2,218,313	2,124,623
Time deposits	986,795	834,633	870,543	971,653	996,712
Total deposits	5,385,550	5,196,236	5,152,789	5,050,897	4,872,120
Borrowings	603	3,178	3,009	1,301	6,966
Subordinated debt	98,805	98,733	98,662	138,604	39,726
Other liabilities	53,424	47,377	53,858	55,699	52,924
Total liabilities	5,538,382	5,345,524	5,308,318	5,246,501	4,971,736
Shareholders' Equity:
Common stock	17,098	17,098	17,029	17,028	17,018
Additional paid-in capital	296,841	296,284	295,950	295,742	295,209
Retained earnings	275,813	261,032	248,719	236,380	224,061
Accumulated other comprehensive loss	(12,941)	(12,366)	(9,319)	(10,781)	(17,274)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	576,811	562,048	552,379	538,369	519,014
Non-controlling interest - preferred stock of subsidiary	113	113	113	113	113
Total shareholders' equity	576,924	562,161	552,492	538,482	519,127
Total liabilities & shareholders' equity	$6,115,306	$5,907,685	$5,860,810	$5,784,983	$5,490,863

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2026	2026	2025	2025	2025	2026	2025
Interest income:
Loans and leases, including fees	$69,546	$65,638	$65,573	$64,282	$61,049	$135,185	$118,811
Investment securities:
Taxable	5,722	5,492	5,662	4,876	4,848	11,213	9,623
Tax-exempt	565	555	536	441	395	1,121	749
Federal funds sold and other earning assets	2,209	2,585	3,854	4,919	3,161	4,793	6,647
Total interest income	78,042	74,270	75,625	74,518	69,453	152,312	135,830
Interest expense:
Deposits	27,723	26,529	28,646	30,464	28,301	54,252	55,636
Borrowings	371	1	1	14	70	371	140
Subordinated debt	1,884	1,864	1,884	1,610	739	3,748	1,472
Total interest expense	29,978	28,394	30,531	32,088	29,110	58,371	57,248
Net interest income	48,064	45,876	45,094	42,430	40,343	93,941	78,582
Provision for credit losses	1,463	4,139	4,132	227	2,411	5,602	3,391
Net interest income after provision for credit losses	46,601	41,737	40,962	42,203	37,932	88,339	75,191
Noninterest income:
Service charges on deposit accounts	1,881	1,853	1,828	1,831	1,766	3,734	3,502
Gain (loss) on sale of securities, net	54	1	—	(3,715)	(4)	55	(4)
Mortgage banking	916	760	837	709	633	1,676	1,126
Investment services	1,724	1,796	1,683	1,690	1,440	3,520	3,209
Insurance commissions	—	—	—	1,049	1,554	—	2,967
Interchange and debit card transaction fees	1,676	1,418	1,375	1,338	1,342	3,094	2,562
Gain on sale of SBK Insurance ("SBKI")	—	—	—	3,955	—	—	—
Other	1,635	2,113	2,496	1,780	2,167	3,748	4,133
Total noninterest income	7,886	7,941	8,219	8,637	8,898	15,827	17,495
Noninterest expense:
Salaries and employee benefits	21,015	20,414	19,917	19,544	19,602	41,429	38,836
Occupancy and equipment	3,351	3,344	3,388	3,468	3,432	6,696	6,829
FDIC insurance	920	750	1,025	1,025	992	1,670	1,952
Other real estate and loan related expense	806	792	858	969	757	1,597	1,415
Advertising and marketing	408	387	393	454	390	795	772
Data processing and technology	2,683	2,436	2,413	2,594	2,651	5,119	5,309
Professional services	1,366	1,193	1,132	1,123	1,153	2,559	2,521
Amortization of intangibles	454	457	479	536	566	911	1,135
Restructuring expenses	—	—	16	1,310	—	—	—
Other	2,952	3,142	2,850	2,846	3,026	6,095	6,097
Total noninterest expense	33,955	32,915	32,471	33,869	32,569	66,871	64,866
Income before income taxes	20,532	16,763	16,710	16,971	14,261	37,295	27,820
Income tax expense	4,210	3,083	3,007	3,285	2,556	7,293	4,861
Net income	$16,322	$13,680	$13,703	$13,686	$11,705	$30,002	$22,959
Earnings per common share:
Basic	$0.97	$0.81	$0.82	$0.82	$0.70	$1.78	$1.37
Diluted	$0.96	$0.81	$0.81	$0.81	$0.69	$1.77	$1.36
Weighted average common shares outstanding:
Basic	16,824,053	16,821,486	16,788,065	16,781,236	16,778,988	16,822,777	16,773,293
Diluted	16,961,750	16,935,530	16,922,482	16,908,920	16,878,736	16,958,496	16,875,608

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,610,444	$69,740	6.07%	$4,434,181	$65,855	6.02%	$4,050,485	$61,294	6.07%
Taxable securities	595,018	5,722	3.86%	584,608	5,492	3.81%	562,660	4,848	3.46%
Tax-exempt securities[2]	79,820	715	3.59%	80,535	703	3.54%	66,223	500	3.03%
Federal funds sold and other earning assets	232,257	2,209	3.81%	286,539	2,585	3.66%	275,647	3,161	4.60%
Total interest-earning assets	5,517,539	78,386	5.70%	5,385,863	74,635	5.62%	4,955,015	69,803	5.65%
Noninterest-earning assets	421,371			397,680			405,804
Total assets	$5,938,910			$5,783,543			$5,360,819

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$954,455	3,960	1.66%	$955,450	3,931	1.67%	$835,394	3,785	1.82%
Money market and savings deposits	2,388,259	15,982	2.68%	2,337,523	15,236	2.64%	2,104,236	15,762	3.00%
Time deposits	907,250	7,781	3.44%	841,515	7,362	3.55%	914,658	8,754	3.84%
Total interest-bearing deposits	4,249,964	27,723	2.62%	4,134,488	26,529	2.60%	3,854,288	28,301	2.95%
Borrowings	41,272	371	3.61%	3,549	1	0.11%	7,783	70	3.61%
Subordinated debt	98,761	1,884	7.65%	98,692	1,864	7.66%	39,714	739	7.46%
Total interest-bearing liabilities	4,389,997	29,978	2.74%	4,236,729	28,394	2.72%	3,901,785	29,110	2.99%
Noninterest-bearing deposits	923,887			931,863			898,428
Other liabilities	53,677			54,603			49,539
Total liabilities	5,367,561			5,223,195			4,849,752
Shareholders' equity	571,349			560,348			511,067
Total liabilities and shareholders' equity	$5,938,910			$5,783,543			$5,360,819

Net interest income, taxable equivalent		$48,408			$46,241			$40,693
Interest rate spread			2.96%			2.90%			2.66%
Tax equivalent net interest margin			3.52%			3.48%			3.29%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.68%			127.12%			126.99%
Percentage of average equity to average assets			9.62%			9.69%			9.53%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $194 thousand, $218 thousand, and $245 thousand of taxable equivalent income for the quarters ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $150 thousand, $148 thousand, and $105 thousand of taxable equivalent income for the quarters ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,522,799	$135,596	6.05%	$3,996,192	$119,302	6.02%
Taxable securities	589,843	11,213	3.83%	559,306	9,623	3.47%
Tax-exempt securities[2]	80,176	1,418	3.57%	64,663	948	2.96%
Federal funds sold and other earning assets	259,248	4,794	3.73%	291,219	6,647	4.60%
Total interest-earning assets	5,452,066	153,021	5.66%	4,911,380	136,520	5.61%
Noninterest-earning assets	409,589			405,832
Total assets	$5,861,655			$5,317,212

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$954,950	7,891	1.67%	$841,077	7,528	1.80%
Money market and savings deposits	2,363,031	31,218	2.66%	2,084,296	30,826	2.98%
Time deposits	874,564	15,143	3.49%	897,889	17,282	3.88%
Total interest-bearing deposits	4,192,545	54,252	2.61%	3,823,262	55,636	2.93%
Borrowings	22,515	371	3.32%	8,000	140	3.53%
Subordinated debt	98,727	3,748	7.66%	39,703	1,472	7.48%
Total interest-bearing liabilities	4,313,787	58,371	2.73%	3,870,965	57,248	2.98%
Noninterest-bearing deposits	927,853			891,293
Other liabilities	54,136			50,394
Total liabilities	5,295,776			4,812,652
Shareholders' equity	565,879			504,560
Total liabilities and shareholders' equity	$5,861,655			$5,317,212

Net interest income, taxable equivalent		$94,650			$79,272
Interest rate spread			2.93%			2.62%
Tax equivalent net interest margin			3.50%			3.25%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.39%			126.88%
Percentage of average equity to average assets			9.65%			9.49%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $412 thousand and $491 thousand of taxable equivalent income for the six months ended June 30, 2026, and June 30, 2025, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $298 thousand and $199 thousand of taxable equivalent income for the six months ended June 30, 2026, and June 30, 2025, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2026	2026	2025	2025	2025
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,288,115	$1,263,455	$1,196,758	$1,136,080	$1,114,133
Owner occupied	1,080,959	1,033,211	1,022,871	1,012,088	958,989
Commercial real estate, total	2,369,074	2,296,666	2,219,629	2,148,168	2,073,122
Consumer real estate	881,640	851,484	834,626	811,150	803,270
Construction & land development	516,164	478,301	419,176	390,691	391,155
Commercial & industrial	842,849	819,875	817,595	794,751	778,754
Leases	52,411	54,296	55,422	60,301	62,495
Consumer and other	20,797	17,769	17,134	17,308	15,266
Total loans and leases	$4,682,935	$4,518,391	$4,363,582	$4,222,369	$4,124,062

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$11,474	$12,257	$9,442	$10,099	$7,921
Other real estate owned	—	—	—	—	144
Other repossessed assets	2,754	2,798	3,248	2,444	2,397
Total nonperforming assets	$14,228	$15,055	$12,690	$12,543	$10,462
Modified loans and leases[1] not included in nonperforming loans and leases	$349	$208	$219	$1,783	$1,660
Net charge-offs to average loans and leases (annualized)	0.05%	0.02%	0.18%	0.10%	0.01%
Allowance for credit losses to total loans and leases	0.97%	0.97%	0.94%	0.93%	0.96%
Nonperforming loans and leases to total loans and leases	0.25%	0.27%	0.22%	0.24%	0.19%
Nonperforming assets to total assets	0.23%	0.25%	0.22%	0.22%	0.19%

Capital Ratios:
Equity to Assets	9.43%	9.52%	9.43%	9.31%	9.45%
Tangible common equity to tangible assets (Non-GAAP)[2]	8.01%	8.04%	7.93%	7.78%	7.71%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.47%	8.41%	8.30%	8.21%	8.25%
Common equity Tier 1	9.77%	9.77%	9.83%	9.85%	9.67%
Tier 1 capital	9.77%	9.77%	9.83%	9.85%	9.67%
Total capital	12.64%	12.72%	12.71%	13.31%	11.04%

SmartBank[3]
Tier 1 leverage	9.86%	9.88%	9.71%	9.59%	8.88%
Common equity Tier 1	11.38%	11.47%	11.51%	11.56%	10.41%
Tier 1 capital	11.38%	11.47%	11.51%	11.56%	10.41%
Total capital	12.30%	12.41%	12.32%	12.37%	11.25%

1Borrowers that have experienced financial difficulty. Effective as of December 31, 2025, the Call Report instructions were changed for institutions to report loan modifications to borrowers experiencing financial difficulty for a 12-month period after the modification. This change is reflected in the December 31, 2025, information and going forward.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2026	2026	2025	2025	2025	2026	2025
Selected Performance Ratios (Annualized):
Return on average assets	1.10%	0.96%	0.95%	0.96%	0.88%	1.03%	0.87%
Return on average shareholders' equity	11.46%	9.90%	9.95%	10.33%	9.19%	10.69%	9.18%
Return on average tangible common equity¹	13.74%	11.93%	12.06%	12.79%	11.53%	12.85%	11.56%
Noninterest income / average assets	0.53%	0.56%	0.57%	0.61%	0.67%	0.54%	0.66%
Noninterest expense / average assets	2.29%	2.31%	2.24%	2.38%	2.44%	2.30%	2.46%
Efficiency ratio	60.69%	61.16%	60.91%	66.32%	66.14%	60.92%	67.51%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.10%	0.96%	0.95%	1.02%	0.88%	1.03%	0.87%
Operating PPNR return on average assets[1]	1.48%	1.47%	1.44%	1.29%	1.25%	1.47%	1.18%
Operating return on average shareholders' equity[1]	11.43%	9.90%	9.96%	10.92%	9.19%	10.68%	9.18%
Operating return on average tangible common equity[1]	13.70%	11.93%	12.07%	13.53%	11.53%	12.83%	11.57%
Operating efficiency ratio[1]	60.38%	60.75%	60.45%	63.61%	65.66%	60.56%	67.02%
Operating noninterest income / average assets[1]	0.53%	0.56%	0.57%	0.59%	0.67%	0.54%	0.66%
Operating noninterest expense / average assets[1]	2.29%	2.31%	2.24%	2.29%	2.44%	2.30%	2.46%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.95%	5.93%	6.00%	6.05%	5.99%	5.94%	5.94%
Yield on loans and leases, FTE	6.07%	6.02%	6.08%	6.14%	6.07%	6.05%	6.02%
Yield on earning assets, FTE	5.70%	5.62%	5.65%	5.68%	5.65%	5.66%	5.61%
Cost of interest-bearing deposits	2.62%	2.60%	2.79%	2.98%	2.95%	2.61%	2.93%
Cost of total deposits	2.15%	2.12%	2.26%	2.44%	2.39%	2.14%	2.38%
Cost of interest-bearing liabilities	2.74%	2.72%	2.90%	3.07%	2.99%	2.73%	2.98%
Net interest margin, FTE	3.52%	3.48%	3.38%	3.25%	3.29%	3.50%	3.25%

Per Common Share:
Net income, basic	$0.97	$0.81	$0.82	$0.82	$0.70	$1.78	$1.37
Net income, diluted	0.96	0.81	0.81	0.81	0.69	1.77	1.36
Operating earnings, basic¹	0.97	0.81	0.82	0.86	0.70	1.78	1.37
Operating earnings, diluted¹	0.96	0.81	0.81	0.86	0.69	1.77	1.36
Book value per common share	33.74	32.88	32.44	31.62	30.51	33.74	30.51
Tangible book value per common share¹	28.22	27.33	26.85	26.00	24.42	28.22	24.42
Common shares outstanding	17,098,473	17,098,473	17,029,317	17,028,001	17,017,547	17,098,473	17,017,547

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2026	2026	2025	2025	2025	2026	2025
Operating Earnings:
Net income (GAAP)	$16,322	$13,680	$13,703	$13,686	$11,705	$30,002	$22,959
Noninterest income:
Securities (gains) losses, net	(54)	(1)	—	3,715	4	(55)	4
Gain on sale of SBKI	—	—	—	(3,955)	—	—	—
Noninterest expenses:
Restructuring expenses	—	—	16	1,310	—	—	—
Income taxes:
Income tax effect of adjustments	14	—	(4)	(276)	(1)	14	(1)
Operating earnings (Non-GAAP)	$16,282	$13,679	$13,715	$14,480	$11,708	$29,961	$22,962
Operating earnings per common share (Non-GAAP):
Basic	$0.97	$0.81	$0.82	$0.86	$0.70	$1.78	$1.37
Diluted	0.96	0.81	0.81	0.86	0.69	1.77	1.36

Operating Noninterest Income:
Noninterest income (GAAP)	$7,886	$7,941	$8,219	$8,637	$8,898	$15,827	$17,495
Securities (gains) losses, net	(54)	(1)	—	3,715	4	(55)	4
Gain on sale of SBKI	—	—	—	(3,955)	—	—	—
Operating noninterest income (Non-GAAP)	$7,832	$7,940	$8,219	$8,397	$8,902	$15,772	$17,499
Operating noninterest income (Non-GAAP)/average assets[1]	0.53%	0.56%	0.57%	0.59%	0.67%	0.54%	0.66%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$33,955	$32,915	$32,471	$33,869	$32,569	$66,871	$64,866
Restructuring expenses	—	—	(16)	(1,310)	—	—	—
Operating noninterest expense (Non-GAAP)	$33,955	$32,915	$32,455	$32,559	$32,569	$66,871	$64,866
Operating noninterest expense (Non-GAAP)/average assets[2]	2.29%	2.31%	2.24%	2.29%	2.44%	2.30%	2.46%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$48,064	$45,876	$45,094	$42,430	$40,343	$93,941	$78,582
Operating noninterest income (Non-GAAP)	7,832	7,940	8,219	8,397	8,902	15,772	17,499
Operating noninterest expense (Non-GAAP)	(33,955)	(32,915)	(32,455)	(32,559)	(32,569)	(66,871)	(64,866)
Operating PPNR earnings (Non-GAAP)	$21,941	$20,901	$20,858	$18,268	$16,676	$42,842	$31,215

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.10%	0.96%	0.95%	1.02%	0.88%	1.03%	0.87%
Operating PPNR return on average assets (Non-GAAP)[4]	1.48%	1.47%	1.44%	1.29%	1.25%	1.47%	1.18%
Return on average tangible common equity (Non-GAAP)[5]	13.74%	11.93%	12.06%	12.79%	11.53%	12.85%	11.56%
Operating return on average shareholders' equity (Non-GAAP)[6]	11.43%	9.90%	9.96%	10.92%	9.19%	10.68%	9.18%
Operating return on average tangible common equity (Non-GAAP)[7]	13.70%	11.93%	12.07%	13.53%	11.53%	12.83%	11.57%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	60.69%	61.16%	60.91%	66.32%	66.14%	60.92%	67.51%
Adjustment for taxable equivalent yields	(0.38)%	(0.41)%	(0.43)%	(0.47)%	(0.47)%	(0.40)%	(0.49)%
Adjustment for securities gains (losses)	0.07%	—%	—%	(4.50)%	(0.01)%	0.04%	—%
Adjustment for sale of SBKI	—%	—%	—%	5.57%	—%	—%	—%
Adjustment for restructuring cost	—%	—%	(0.02)%	(3.31)%	—%	—%	—%
Operating efficiency ratio (Non-GAAP)	60.38%	60.75%	60.45%	63.61%	65.66%	60.56%	67.02%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2026	2026	2025	2025	2025
Tangible Common Equity:
Shareholders' equity (GAAP)	$576,924	$562,161	$552,492	$538,482	$519,127
Less goodwill and other intangible assets	94,417	94,871	95,328	95,807	103,588
Tangible common equity (Non-GAAP)	$482,507	$467,290	$457,164	$442,675	$415,539

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$571,349	$560,348	$546,489	$525,829	$511,067
Less average goodwill and other intangible assets	94,696	95,145	95,619	101,326	103,936
Average tangible common equity (Non-GAAP)	$476,653	$465,203	$450,870	$424,503	$407,131

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$33.74	$32.88	$32.44	$31.62	$30.51
Adjustment due to goodwill and other intangible assets	(5.52)	(5.55)	(5.59)	(5.63)	(6.09)
Tangible book value per common share (Non-GAAP)[1]	$28.22	$27.33	$26.85	$26.00	$24.42

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$6,115,306	$5,907,685	$5,860,810	$5,784,983	$5,490,863
Less goodwill and other intangibles	94,417	94,871	95,328	95,807	103,588
Tangible Assets (Non-GAAP)	$6,020,889	$5,812,814	$5,765,482	$5,689,176	$5,387,275
Tangible common equity to tangible assets (Non-GAAP)	8.01%	8.04%	7.93%	7.78%	7.71%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.